EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO SECTION 906 OF THE

PUBLIC COMPANY ACCOUNTING REFORM AND INVESTOR PROTECTION ACT OF 2002

In connection with the periodic report of California BanCorp (the “Company”) on Form 10-K for the year ended December 31, 2020, as filed with the Securities and Exchange Commission (the “Report”), I, Steven E. Shelton, Chairman, President and Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that:

(1) the Report fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Date: March 25, 2021	/s/ Steven E. Shelton
Steven E. Shelton
President and Chief Executive Officer